Exhibit 16.1

January 12, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read Qualstar Corporation’s statements included under Item 4.01 of its Form 8-K dated January 13, 2016, and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California